UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 20, 2021
COMMISSION FILE NUMBER 1-6780
RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1 Rayonier Way
Wildlight, Florida 32097
(Principal Executive Office)
Telephone Number: (904) 357-9100
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Exchange
COMMON STOCK, $0.00 PAR VALUE	RYN	New York Stock Exchange
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

RAYONIER INC.

		PAGE
Item 5.07.	Submission of Matters to a Vote of Security Holders.	1
	Signature	2

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Shareholders of Rayonier Inc. (the “Company”) was held on May 20, 2021 (the “Annual Meeting”). At the Annual Meeting, shareholders of the Company (1) approved all nine of the director nominees for the ensuing year, (2) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, and (3) ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2021.

The final voting results were as follows:

				Broker
Election of Directors, Terms Expire in 2022	Votes For	Votes Against	Abstain	Non-Votes
Dod A. Fraser	118,587,178	2,162,034	124,430	7,775,963
Keith Bass	119,805,687	956,542	111,413	7,775,963
Scott R. Jones	120,007,352	754,824	111,466	7,775,963
V. Larkin Martin	98,930,641	21,833,831	109,170	7,775,963
Meridee A. Moore	120,045,100	718,928	109,614	7,775,963
Ann C. Nelson	119,830,283	911,122	132,237	7,775,963
David L. Nunes	119,798,354	950,897	124,391	7,775,963
Matthew J. Rivers	120,075,726	663,515	134,401	7,775,963
Andrew G. Wiltshire	119,209,713	1,539,895	124,034	7,775,963

				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Non-binding Advisory Vote on the Compensation of Our Named Executive Officers	118,839,872	1,773,392	260,378	7,775,963

				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Ratification of Independent Registered Public Accounting Firm	127,721,189	819,787	108,629	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MARK R. BRIDWELL
Mark R. Bridwell
Vice President, General Counsel and Corporate Secretary
May 20, 2021

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